UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Gilead Sciences, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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GILEAD SCIENCES, INC.

333 Lakeside Drive

Foster City, California 94404

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 6, 2020

The following materials supplement the 2020 Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) of Gilead Sciences, Inc. (the “Company”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 24, 2020 and subsequently made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting of Stockholders scheduled to be held on Wednesday, May 6, 2020 (the “Annual Meeting”). As described in the materials below, the Annual Meeting will now be held in a virtual-only format.

These definitive additional materials are being filed with the SEC and are being made available to the Company’s stockholders on April 15, 2020.

THESE ADDITIONAL MATERIALS SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT AND THE COMPANY’S OTHER PROXY MATERIALS.

333 Lakeside Drive
Foster City, California 94404

NOTICE OF CHANGE TO A VIRTUAL-ONLY FORMAT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 2020

To Our Stockholders:

Due to the COVID-19 pandemic and to support the health and safety of our stockholders, employees, Board of Directors and surrounding communities, Gilead Sciences, Inc. is hereby announcing, pursuant to the 2020 Notice of Annual Meeting of Stockholders and Proxy Statement dated March 24, 2020 previously mailed or made available to stockholders entitled to vote at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”), that the Annual Meeting will be held in a virtual-only format instead of as an in-person meeting. In light of this change, stockholders will not be able to attend the Annual Meeting in person.

The Annual Meeting will be held on Wednesday, May 6, 2020 at 10:00 a.m. Pacific Daylight Time, as previously scheduled. As described in the proxy materials we previously distributed for the Annual Meeting, holders of our common stock at the close of business on March 13, 2020, the record date, are entitled to participate in the Annual Meeting. To participate on the day of the meeting, stockholders will need to go to east.virtualshareholdermeeting.com/GILD2020 and log in using the 16-digit control number found on their proxy card, voting instruction form or notice of internet availability. Once you are admitted as a stockholder to the Annual Meeting, which will be held as a live audio webcast, you may vote and ask questions by following the instructions available on the meeting website. We encourage you to log in to this website before the Annual Meeting begins. Online check-in will be available approximately 15 minutes before the meeting starts. If you encounter any difficulties accessing or participating in the Annual Meeting through the meeting website, please call the support team at the numbers listed on the website log-in screen.

Additional information regarding the agenda and the rules and procedures for participating in the Annual Meeting will be set forth in our Rules of Conduct for the Annual Meeting, which you can view during the meeting at the meeting website or prior to the meeting at our Investors page at http://investors.gilead.com/annual-meeting.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in our proxy materials. The proxy card, voting instruction form or notice of internet availability you previously received will not be updated to reflect the change in format of the meeting, but may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

Brett A. Pletcher
Executive Vice President, Corporate Affairs, General Counsel and Corporate Secretary
Foster City, California

The Annual Meeting will be available at east.virtualshareholdermeeting.com/GILD2020.
The Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

CONTACTS: Douglas Maffei, PhD, Investors
(650) 522-2739

Chris Ridley, Media
(650) 235-2220

For Immediate Release

GILEAD PROVIDES ADDITIONAL INFORMATION REGARDING
2020 ANNUAL MEETING OF STOCKHOLDERS
DUE TO COVID-19 PRECAUTIONS

Foster City, Calif., April 15, 2020 – Gilead Sciences, Inc. (Nasdaq: GILD) announced today that due to the COVID-19 pandemic and to support the health and safety of the company’s stockholders, employees, Board of Directors and surrounding communities, Gilead’s 2020 Annual Meeting of Stockholders will be held in a virtual-only format instead of as an in-person meeting. In light of this change, stockholders will not be able to attend the Annual Meeting in person.

The Annual Meeting will be held Wednesday, May 6, 2020 at 10:00 a.m. Pacific Daylight Time, as previously scheduled. As described in the proxy materials for the Annual Meeting, holders of our common stock at the close of business on March 13, 2020, the record date, are entitled to participate in the Annual Meeting. To participate on the day of the meeting, stockholders will need to go to east.virtualshareholdermeeting.com/GILD2020 and log in using the 16-digit control number found on their proxy card, voting instruction form or notice of internet availability.

Additional information about how to participate in the Annual Meeting will be available on our Investors page at http://investors.gilead.com/annual-meeting.

About Gilead Sciences

Gilead Sciences, Inc. is a research-based biopharmaceutical company that discovers, develops and commercializes innovative medicines in areas of unmet medical need. The company strives to transform and simplify care for people with life-threatening illnesses around the world. Gilead has operations in more than 35 countries worldwide, with headquarters in Foster City, California.

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For more information about Gilead, please visit the company’s website at www.gilead.com, follow Gilead on Twitter (@GileadSciences) or call Gilead Public Affairs at 1-800-GILEAD-5 or 1-650-574-3000.

Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com

phone 650 574 3000 facsimile 650 578 9264